EX-28.d.2.t.i
EXHIBIT A
SUBADVISORY AGREEMENT
AMONG
NATIONWIDE FUND ADVISORS,
NATIONWIDE VARIABLE INSURANCE TRUST
AND ABERDEEN ASSET MANAGEMENT INC.
Effective October 1, 2007
Amended May 1, 2009
Renewed May 1, 2010*

Funds of the Trust	Advisory Fees
NVIT Global Financial Services Fund1†	0.40% on Subadviser Assets

NVIT Health Sciences Fund1†	0.45% on Subadviser Assets

NVIT Technology and Communications Fund1†	0.45% on Subadviser Assets

NVIT Growth Fund	0.35% on Subadviser Assets up to $250 million;
0.325% on Subadviser Assets of $250 million to $1 billion;
0.30% on Subadviser Assets of $1 billion to $2 billion

NVIT U.S. Growth Leaders Fund2†	0.35% on Subadviser Assets

NVIT Nationwide Fund	0.30% on Subadviser Assets up to $250 million;
0.29% on Subadviser Assets of $250 million to $1 billion;
0.285% on Subadviser Assets of $1 billion to $2 billion

NVIT Nationwide Leaders Fund1†	0.35% on Subadviser Assets

NVIT Multi-Manager Small Cap Value Fund	0.50% on Subadviser Assets

NVIT Multi-Manager Small Company Fund	0.54% on all Subadviser Assets

*	As approved at the Board of Trustees Meeting held on March 11, 2010.

†	Currently anticipated to merge out of existence, subject to shareholder approval, on or about April 30,2010.

[1]	Notwithstanding the foregoing, during the period May 1, 2009 through October 31, 2009, the Adviser shall pay the Subadviser for subadvisory services provided hereunder to each of the NVIT Global Financial Services Fund, NVIT Health Sciences Fund, NVIT Technology and Communications Fund and NVIT Nationwide Leaders Fund, respectively, a fee equal to the lesser of (a) the fee shown above in this Amended Exhibit A, or (b) the fee identified in Section B of “Schedule 1: Previous Performance-Based Investment Advisory and Subadvisory Fees” attached hereto, provided however that, the Adviser shall pay the amount in (b) hereof only in the event that the amount of fees to which the Adviser would have been entitled under the 2007 Investment Advisory Agreement (as identified in Section A of such Schedule 1) is less than the amount of fees to which the Adviser otherwise would be entitled for the same period under the 2009 Investment Advisory Agreement, as identified in Section A of “Schedule 2: Amended Investment Advisory Fees” attached hereto.

[2]	Notwithstanding the foregoing, during the period May 1, 2009 through October 31, 2010, the Adviser shall pay the Subadviser for subadvisory services provided hereunder to the NVIT U.S. Growth Leaders Fund a fee equal to the lesser of (a) the fee shown above in this Amended Exhibit A, or (b) the fee identified in Section D of “Schedule 1: Previous Performance-Based Investment Advisory and Subadvisory Fees” attached hereto, provided however that, the Adviser shall pay the amount in (b) hereof only in the event that the amount of fees to which the Adviser would have been entitled under the 2007 Investment Advisory Agreement (as identified in Section C of such Schedule 1) is less than the amount of fees to which the Adviser otherwise would be entitled for the same period under the 2009 Investment Advisory Agreement, as identified in Section B of “Schedule 2: Amended Investment Advisory Fees” attached hereto.
     IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.

TRUST NATIONWIDE VARIABLE INSURANCE TRUST
By:
Name:
Title:

ADVISER NATIONWIDE FUND ADVISORS
By:
Name:
Title:

SUBADVISER ABERDEEN ASSET MANAGEMENT INC.
By:
Name:
Title:

Schedule 1
Previous Performance-Based Investment Advisory and Subadvisory Fees
A. Pursuant to an Investment Advisory Agreement between Nationwide Fund Advisors (“NFA”) and Nationwide Variable Insurance Trust (the “Trust”), dated May 1, 2007 (the “2007 Investment Advisory Agreement”), each of the NVIT Technology and Communications Fund; NVIT Health Sciences Fund; NVIT Nationwide Leaders Fund and NVIT Global Financial Services Fund paid NFA a performance-based fee (“Performance Fee”) computed daily and payable monthly at an annual rate based on each such Fund’s average daily net assets as follows, subject to a performance percentage adjustment as described below:

Fund	Base Advisory Fee
NVIT Technology and Communications Fund	0.88% on assets up to $500 million
0.83% on assets of $500 million or more but less than $2 billion
0.78% for assets of $2 billion and more

NVIT Health Sciences Fund	0.90% on assets up to $500 million
0.85% on assets of $500 or more but less than $2 billion
0.80% for assets of $2 billion and more

NVIT Nationwide Leaders Fund	0.80% on assets up to $500 million
0.70% on assets of $500 million or more but less than $2 billion
0.65% on assets of $2 billion and more

NVIT Global Financial Services Fund	0.90% on assets up to $500 million
0.85% on assets of $500 million and more but less than $2 billion
0.80% for assets of $2 billion and more
The base advisory fee for each of these Funds, as set forth above, was adjusted each quarter, depending upon a Fund’s investment performance for the 12 months preceding the end of that month relative to the investment performance of each respective Fund’s benchmark as listed below. The base fee was either increased or decreased proportionately by the following amounts at each breakpoint, based upon whether a Fund had out-performed or under-performed its respective benchmark (using the performance of each such Fund’s Class III Shares to measure), by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:

+/- 100 bps under/outperformance	+/- 2bps
+/- 200 bps under/outperformance	+/- 4bps
+/- 300 bps under/outperformance	+/- 6bps
+/- 400 bps under/outperformance	+/- 8bps
+/- 500 bps or more under/outperformance	+/- 10bps
The investment performance of each Fund was the sum of: (1) the change in each Fund’s value during such period; (2) the value of the Fund’s cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund was the Fund’s value in effect at the close of business on the record date for the payment of such distributions and the date on which provision was made for such taxes, after giving effect to such distribution, dividends and taxes.
Benchmark Index Performance:

The performance of each respective benchmark Index for a calculation period, expressed as a percentage of each Index, at the beginning of such period was the sum of: (1) the change in the level of the Index during such period; and (2) the value, as calculated consistent with the Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Index. For this purpose, cash distributions on the securities that comprise the Index were treated as if they were reinvested in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

Benchmark Indices:

1.	NVIT Technology and Communications Fund	Goldman Sachs Technology Composite Index

2.	NVIT Health Sciences Fund	Goldman Sachs Healthcare Index

3.	NVIT Nationwide Leaders Fund	S&P 500 Index

4.	NVIT Global Financial Services Fund	MSCI World Financial Index
B. Pursuant to a Subadvisory Agreement among NFA, the Trust and Aberdeen Asset Management Inc. (“Aberdeen”), dated October 1, 2007 (the “2007 Subadvisory Agreement”), NFA paid Aberdeen with respect to each of the NVIT Technology and Communications Fund; NVIT Health Sciences Fund; NVIT Nationwide Leaders Fund and NVIT Global Financial Services Fund a performance-based subadvisory fee (“Performance Subadvisory Fee”) computed daily and payable monthly at an annual rate based on each such Fund’s average daily net assets as follows, subject to a performance percentage adjustment as described below:

Fund	Base Subadvisory Fee
NVIT Technology and Communications Fund	0.51% on Subadviser Assets up to $500 million

NVIT Health Sciences Fund	0.51% on Subadviser Assets up to $500 million

NVIT Nationwide Leaders Fund	0.44% on Subadviser Assets up to $500 million

NVIT Global Financial Services Fund	0.51% on Subadviser Assets up to $500 million
The base subadvisory fee for each of these Funds, as set forth above, was adjusted each quarter, depending upon a Fund’s investment performance for the 12 months preceding the end of that month relative to the investment performance of each respective Fund’s benchmark as listed below. The base fee was either increased or decreased proportionately by the following amounts at each breakpoint, based upon whether a Fund had out-performed or under-performed its respective benchmark (using the performance of each such Fund’s Class III Shares to measure), by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:

+/- 100 bps under/outperformance	+/- 2bps
+/- 200 bps under/outperformance	+/- 4bps
+/- 300 bps under/outperformance	+/- 6bps
+/- 400 bps under/outperformance	+/- 8bps
+/- 500 bps or more under/outperformance	+/- 10bps
The investment performance of each Fund was the sum of: (1) the change in each Fund’s value during such period; (2) the value of the Fund’s cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund was the Fund’s value in effect at the close of business on the record date for the payment of such distributions and the date on which provision was made for such taxes, after giving effect to such distribution, dividends and taxes.
Benchmark Index Performance:
The performance of each respective benchmark Index for a calculation period, expressed as a percentage of each Index, at the beginning of such period was the sum of: (1) the change in the level of the Index during such period; and (2) the value, as calculated consistent with the Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Index. For this purpose, cash distributions on the securities that comprise the Index were treated as if they were reinvested in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

Benchmark Indices:

1.	NVIT Technology and Communications Fund	Goldman Sachs Technology Composite Index

2.	NVIT Health Sciences Fund	Goldman Sachs Healthcare Index

3.	NVIT Nationwide Leaders Fund	S&P 500 Index

4.	NVIT Global Financial Services Fund	MSCI World Financial Index

C. Pursuant to the 2007 Investment Advisory Agreement between NFA and the Trust, the NVIT U.S. Growth Leaders Fund paid NFA a Performance Fee computed daily and payable monthly at an annual rate based on such Fund’s average daily net assets as follows, subject to a performance percentage adjustment as described below:

Fund	Base Advisory Fee
NVIT U.S. Growth Leaders Fund	0.90% on assets up to $500 million
0.80% on assets of $500 million or more but less than $2 billion
0.75% on assets of $2 billion and more
This base advisory fee listed above was adjusted each quarter, depending on the Fund’s investment performance for the 36 months preceding the end of that month, relative to the investment performance of the Fund’s benchmark, the S&P 500 Index. The base fee was either increased or decreased by the following amounts at each breakpoint, based on whether the Fund had out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million	+/- 22 basis points
Next $1.5 billion in assets	+/- 18 basis points
Assets of $2 billion and more	+/- 16 basis points
The investment performance of the NVIT U.S. Growth Leaders Fund was the sum of: (1) the change in the Fund’s value during such period; (2) the value of the Fund’s cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund’s value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision was made for such taxes, after giving effect to such distribution, dividends and taxes.

S&P 500 Index Performance:

The performance of the S&P 500 Index for a calculation period, expressed as a percentage of the S&P 500 Index, at the beginning of such period was the sum of: (1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index were treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.
D. Pursuant to the 2007 Subadvisory Agreement among NFA, the Trust and Aberdeen, NFA paid Aberdeen with respect to the NVIT U.S. Growth Leaders Fund a Performance Subadvisory Fee computed daily and payable monthly at an annual rate based on such Fund’s average daily net assets as follows, subject to a performance percentage adjustment as described below:

Fund	Base Subadvisory Fee
NVIT U.S. Growth Leaders Fund	0.45% on Subadviser Assets up to $500 million
This base subadvisory fee listed above was adjusted each quarter, depending on the Fund’s investment performance for the 36 months preceding the end of that month, relative to the investment performance of the Fund’s benchmark, the S&P 500 Index. The base subadvisory fee was either increased or decreased by the following amounts at each breakpoint, based on whether the Fund had out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million	+/- 22 basis points
Next $1.5 billion in assets	+/- 18 basis points
Assets of $2 billion and more	+/- 16 basis points
The investment performance of the NVIT U.S. Growth Leaders Fund was the sum of: (1) the change in the Fund’s value during such period; (2) the value of the Fund’s cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund’s value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision was made for such taxes, after giving effect to such distribution, dividends and taxes.

S&P 500 Index Performance:
The performance of the S&P 500 Index for a calculation period, expressed as a percentage of the S&P 500 Index, at the beginning of such period was the sum of: (1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index were treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.

Schedule 2
Amended Investment Advisory Fees
A. Pursuant to an Amended Investment Advisory Agreement between Nationwide Fund Advisors (“NFA”) and Nationwide Variable Insurance Trust (the “Trust”), dated May 1, 2009 (“2009 Investment Advisory Agreement”), each of the NVIT Technology and Communications Fund; NVIT Health Sciences Fund; NVIT Nationwide Leaders Fund and NVIT Global Financial Services Fund pays NFA a fee computed daily and payable monthly at an annual rate based on each such Fund’s average daily net assets as follows:

Fund	Base Advisory Fee
NVIT Technology and Communications Fund	0.78% on assets up to $500 million
0.73% on assets of $500 million or more but less than $2 billion
0.68% for assets of $2 billion and more

NVIT Health Sciences Fund	0.80% on assets up to $500 million
0.75% on assets of $500 or more but less than $2 billion
0.70% for assets of $2 billion and more

NVIT Nationwide Leaders Fund	0.75% on assets up to $500 million
0.70% on assets of $500 million or more but less than $2 billion
0.65% on assets of $2 billion and more

NVIT Global Financial Services Fund	0.80% on assets up to $500 million
0.75% on assets of $500 million and more but less than $2 billion
0.70% for assets of $2 billion and more
B. Pursuant to the 2009 Investment Advisory Agreement between NFA and the Trust, the NVIT U.S. Growth Leaders Fund pays NFA a fee computed daily and payable monthly at an annual rate based on such Fund’s average daily net assets as follows:

Fund	Base Advisory Fee
NVIT U.S. Growth Leaders Fund	0.68% on assets up to $500 million
0.62% on assets of $500 million or more but less than $2 billion
0.59% on assets of $2 billion and more